Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Sr. Director-Investor Relations & Treasury	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Third Quarter and Year-to-Date Fiscal 2023 Results; Updates Fiscal 2023 Guidance

Boston, MA, February 7, 2023 - Haemonetics Corporation (NYSE: HAE) reported financial results for its third quarter and year-to-date fiscal 2023, which ended December 31, 2022:

		3rd Quarter 2023	YTD 2023
■	Revenue, increase	$305 million, 18%	$864 million, 19%
■	Organic[1] revenue increase	21%	22%
■	Earnings per diluted share	$0.64	$1.67
■	Adjusted earnings per diluted share	$0.85	$2.26
■	Cash flow from operating activities	$64 million	$193 million
■	Free cash flow before restructuring & restructuring related costs	$53 million	$119 million
	[1] Excludes the impact of currency fluctuation and strategic exits of product lines.

Chris Simon, Haemonetics’ CEO, stated: "Our strong performance continued in the third quarter despite the challenging macroeconomic environment. We are fueling our momentum and using it to invest in our Long-Range Plan, expanding our capital capacity and creating new opportunities to accelerate transformational growth and margin expansion."

GAAP RESULTS

Third quarter fiscal 2023 revenue was $305.3 million, up 17.5% compared with the third quarter of fiscal 2022. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	3rd Quarter 2023 Reported
Plasma	$135.5	40.4%
Blood Center	$73.4	(3.1%)
Hospital	$91.5	11.3%
Net business unit revenue	$300.4	18.1%
Service	4.9	(8.0%)
Total net revenue	$305.3	17.5%

Gross margin was 52.0% in the third quarter of fiscal 2023 compared with 53.3% in the third quarter of fiscal 2022. The primary drivers of the decrease in the gross margin percentage were inflationary pressures in our global manufacturing and supply chain and increased depreciation expense, partially offset by price, volume and productivity savings from the Operational Excellence Program. Operating expenses were $115.4 million in the third quarter of fiscal 2023 compared with $102.9 million in the third quarter of fiscal 2022. The increase in operating expenses was primarily driven by higher performance-based compensation, an increase in freight volumes and costs and continuous growth investments, partially offset by lower deal amortization. The Company had operating income of $43.3 million and a 14.2% operating margin in the third quarter of fiscal 2023, compared with operating income of $35.7 million and an operating margin of 13.7% in the third quarter of fiscal 2022. The income tax rates were 22.0% and 26.0% in the third quarters of fiscal 2023 and fiscal 2022, respectively. Third quarter fiscal 2023 net income and earnings per diluted share were $32.9 million and $0.64, respectively, compared with net income and earnings per diluted share of $23.2 million and $0.45, respectively, in the third quarter of fiscal 2022.

ADJUSTED RESULTS

Organic revenue for the third quarter of fiscal 2023 was up 21.2% compared with the same period of fiscal 2022. Business unit organic revenue growth rates compared with the prior year period were as follows:

3rd Quarter 2023 Organic
Plasma	42.3%
Blood Center	3.1%
Hospital	14.4%
Net business unit revenue	27.1%
Service	(1.2%)
Total net revenue	21.2%

Third quarter fiscal 2023 adjusted gross margin was 52.5%, down 240 basis points compared with the prior year period. The primary drivers of the decrease were inflationary pressures in our global manufacturing and supply chain and increased depreciation expense, partially offset by price, volume and productivity savings from the Operational Excellence Program.

Adjusted operating expenses in the third quarter of fiscal 2023 were $101.4 million, up $17.6 million, or 21.0%, compared with the prior year period. The increase in adjusted operating expenses was primarily driven by higher performance-based compensation, an increase in freight volumes and costs and continuous growth investments. Adjusted operating income for the third quarter of fiscal 2023 was $59.0 million, up $0.2 million or 0.3%, and adjusted operating margin was 19.3%, down 330 basis points when compared with the same period of fiscal 2022. The adjusted income tax rates were 24.8% and 21.4% in the third quarters of fiscal 2023 and fiscal 2022, respectively.

Third quarter fiscal 2023 adjusted net income was $43.6 million, up $0.7 million, or 1.5%, and adjusted earnings per diluted share was $0.85, up 1.2%, when compared with the same period of fiscal 2022.

RESTRUCTURING AND RESTRUCTURING RELATED COSTS, DEAL AMORTIZATION AND CERTAIN OTHER COSTS

The Company incurred restructuring and restructuring related costs of $4.1 million in the third quarter of fiscal 2023 compared with $5.7 million in the third quarter of fiscal 2022 and deal amortization expenses of $8.1 million in the third quarter of fiscal 2023 compared with $12.2 million in the third quarter of fiscal 2022.

In addition, during the third quarters of both fiscal 2023 and fiscal 2022, the Company incurred $2.5 million of costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation.

BALANCE SHEET AND CASH FLOW

Cash on hand at December 31, 2022 was $224.0 million, a decrease of $35.5 million since April 2, 2022. The Company repurchased $75.0 million of its common stock pursuant to an accelerated share repurchase agreement entered into during the second fiscal quarter. Additionally, the Company paid $32.3 million of earnout payments related to acquisitions and made investments in Vivasure Medical LTD totaling €30 million.

Cash flow from operating activities was $64.4 million and free cash flow before restructuring and restructuring related costs was $52.8 million during the third quarter of fiscal 2023, compared with $62.4 million and $44.7 million, respectively, in the same period of fiscal 2022.

SHARE REPURCHASE PROGRAM

As part of its previously announced $300 million share repurchase program, the Company repurchased 997,406 shares of its common shares for $75.0 million via an accelerated share repurchase agreement with Citibank, N.A. The initial delivery of 786,164 shares occurred at the end of the second quarter with a final delivery of 211,242 shares completed in the third quarter. The remaining authorized amount of share repurchase activity through August 2025 is $225 million.

FISCAL 2023 GUIDANCE

The Company updated its previous fiscal 2023 GAAP total revenue growth guidance from 12 - 15% to 15 - 17% and its fiscal 2023 organic revenue growth guidance as follows:

	Previous Organic[1] Guidance	Current Organic[1] Guidance
Total revenue	15 - 18%	18 - 20%
Plasma revenue	30 - 35%	35 - 40%
Blood Center revenue	(2 - 5%)	(2 - 4%)
Hospital revenue	19 - 22%	~19%
[1]Excludes the impact of currency fluctuation and strategic exits of product lines. Reconciliations of reported to organic revenue are provided in the schedules accompanying this release and in the analytical tables referenced below.

Additionally, the Company reaffirmed its adjusted operating margin guidance and updated its adjusted earnings per diluted share guidance and free cash flow before restructuring and restructuring related costs guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	18 - 19%	18 - 19%
Adjusted earnings per diluted share	$2.70 - $3.00	$2.90 - $3.00
Free cash flow, before restructuring & restructuring related costs	$150M - $180M	$160M - $180M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss third quarter fiscal 2023 results on Tuesday, February 7, 2023 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register.vevent.com/register/BIe8538d46f9014830b1de5ab9e697b6ec. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/pt8ugsbv

The Company is posting this press release to its investor relations website, in addition to supplemental analytical tables that will be referenced on the webcast. These supplemental analytical tables can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/8ab8cd45-cbd4-4be8-b245-99ad01e6e40e

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; (iii) the impact of the COVID-19 pandemic and associated inflationary pressures on the Company’s operations, availability and demand for its products, and future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the impact of the COVID-19 pandemic, including its scope and duration (including the extent of future surges, variants and the efficacy of vaccinations), government actions and restrictive measures implemented in response and associated economic disruptions, including inflationary pressures and higher freight costs in our global supply chain; availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; the Company’s ability to execute business continuity plans; risks arising from planned or completed acquisitions or divestitures by the Company, including any failure to realize the anticipated strategic benefits and opportunities of the transaction; the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation and strategic exits of product lines. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring and restructuring related costs, deal amortization expenses, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, integration and transaction costs, gains and losses on dispositions, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and restructuring related costs guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Third Quarter of FY23 and FY22
(Data in thousands, except per share data)

	12/31/2022	1/1/2022	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$305,301	$259,769	17.5%
Gross profit	158,707	138,565	14.5%

R&D	12,689	10,037	26.4%
S,G&A	94,661	80,726	17.3%
Amortization of intangible assets	8,078	12,151	(33.5)%
Operating expenses	115,428	102,914	12.2%

Operating income	43,279	35,651	21.4%

Interest and other expense, net	(1,055)	(4,263)	(75.3)%
Income before taxes	42,224	31,388	34.5%

Tax expense	9,280	8,156	13.8%

Net income	$32,944	$23,232	41.8%

Net income per common share assuming dilution	$0.64	$0.45	42.2%

Weighted average number of shares:
Basic	50,509	51,094
Diluted	51,219	51,344

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	52.0%	53.3%	(1.3)%
R&D	4.2%	3.9%	0.3%
S,G&A	31.0%	31.1%	(0.1)%
Operating income	14.2%	13.7%	0.5%
Income before taxes	13.8%	12.1%	1.7%
Net income	10.8%	8.9%	1.9%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Year-to-Date FY23 and FY22
(Data in thousands, except per share data)

	12/31/2022	1/1/2022	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$864,244	$728,194	18.7%
Gross profit	458,848	369,191	24.3%

R&D	34,487	33,591	2.7%
S,G&A	279,299	247,722	12.7%
Amortization of intangible assets	24,666	35,930	(31.3)%
Gains on divestiture	(382)	(9,603)	(96.0)%
Operating expenses	338,070	307,640	9.9%

Operating income	120,778	61,551	96.2%

Interest and other expense, net	(12,001)	(13,249)	(9.4)%
Income before taxes	108,777	48,302	125.2%

Tax expense	22,759	14,668	55.2%

Net income	$86,018	$33,634	155.7%

Net income per common share assuming dilution	$1.67	$0.65	156.9%

Weighted average number of shares:
Basic	50,896	51,024
Diluted	51,487	51,356

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	53.1%	50.7%	2.4%
R&D	4.0%	4.6%	(0.6)%
S,G&A	32.3%	34.0%	(1.7)%
Operating income	14.0%	8.5%	5.5%
Income before taxes	12.6%	6.6%	6.0%
Net income	10.0%	4.6%	5.4%

Revenue Analysis for the Third Quarter of FY23 and FY22
(Data in thousands)

	Three Months Ended
	12/31/2022	1/1/2022	Reported growth	Currency impact	Other Strategic Exits(1)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$135,461	$96,460	40.4%	(0.8)%	(1.1)%	42.3%
Blood Center	73,362	75,692	(3.1)%	(6.2)%	—%	3.1%
Hospital(2)	91,560	82,273	11.3%	(3.1)%	—%	14.4%
Net business unit revenues	$300,383	$254,425	18.1%	(3.2)%	(0.4)%	21.7%
Service	4,918	5,344	(8.0)%	(6.8)%	—%	(1.2)%
Total net revenues	$305,301	$259,769	17.5%	(3.3)%	(0.4)%	21.2%
(1) Reflects adjustments to both fiscal 2023 and 2022 Plasma revenue due to certain strategic exits within the liquid solutions business.

(2) Hospital revenue includes Hemostasis Management revenue of $34.9 million and $33.5 million for the three months ended December 31, 2022 and January 1, 2022, respectively. Hemostasis Management revenue increased 4.2% in the third quarter of fiscal 2023 as compared with the same period of fiscal 2022. Hemostasis Management revenue increased 7.3%, on an organic basis, in the third quarter of fiscal 2023 as compared with the same period of fiscal 2022. Hospital revenue also includes Vascular Closure revenue of $32.2 million and $24.3 million for the three months ended December 31, 2022 and January 1, 2022, respectively. Vascular Closure revenue increased on a reported and organic basis 32.6% in the third quarter of fiscal 2023 as compared with the same period of fiscal 2022.

Revenue Analysis for the Year-to-Date FY23 and FY22
(Data in thousands)

	Nine Months Ended
	12/31/2022	1/1/2022	Reported growth	Currency impact	Other Strategic Exits(1)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$365,735	$250,244	46.2%	(0.9)%	(0.9)%	48.0%
Blood Center	212,739	225,379	(5.6)%	(4.5)%	—%	(1.1)%
Hospital(2)	270,909	237,074	14.3%	(2.7)%	—%	17.0%
Net business unit revenues	$849,383	$712,697	19.2%	(2.8)%	(0.2)%	22.2%
Service	14,861	15,497	(4.1)%	(5.8)%	—%	1.7%
Total net revenues	$864,244	$728,194	18.7%	(2.8)%	(0.3)%	21.8%
(1) Reflects adjustments to both fiscal 2023 and 2022 Plasma revenue due to certain strategic exits within the liquid solutions business.

(2) Hospital revenue includes Hemostasis Management revenue of $102.7 million and $97.2 million for the nine months ended December 31, 2022 and January 1, 2022, respectively. Hemostasis Management revenue increased 5.7% in the first nine months of fiscal 2023 as compared with the same period of fiscal 2022. Hemostasis Management revenue increased 8.1%, on an organic basis, in the first nine months of fiscal 2023 as compared with the same period of fiscal 2022. Hospital revenue also includes Vascular Closure revenue of $91.3 million and $66.8 million for the nine months ended December 31, 2022 and January 1, 2022, respectively. Vascular Closure revenue increased on a reported and organic basis 36.6% in the first nine months of fiscal 2023 as compared with the same period of fiscal 2022.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	12/31/2022	4/2/2022
	(unaudited)
Assets
Cash and cash equivalents	$224,002	$259,496
Accounts receivable, net	181,100	159,376
Inventories, net	255,756	293,027
Other current assets	45,451	44,132
Total current assets	706,309	756,031
Property, plant & equipment, net	313,138	258,482
Intangible assets, net	284,383	310,261
Goodwill	466,112	467,287
Other assets	108,124	67,673
Total assets	$1,878,066	$1,859,734

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$9,949	$214,148
Other current liabilities	216,940	228,118
Total current liabilities	226,889	442,266
Long-term debt	756,826	559,441
Other long-term liabilities	118,372	108,603
Stockholders' equity	775,979	749,424
Total liabilities & stockholders' equity	$1,878,066	$1,859,734

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Nine Months Ended
	12/31/2022	1/1/2022
	(unaudited)
Cash Flows from Operating Activities:
Net income	$86,018	$33,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,453	72,934
Contingent consideration	(504)	10,272
Share-based compensation expense	18,525	19,262
Impairment of assets	94	5,144
Amortization of deferred financing costs	1,098	2,608
Provision (benefit) for losses on inventory	483	(280)
Gains on divestiture	(382)	(9,603)
Change in other non-cash operating activities	1,046	8,397
Change in accounts receivable, net	(24,370)	(28,736)
Change in inventories, net	34,506	11,589
Change in other working capital	7,480	(21,008)
Net cash provided by operating activities	193,447	104,213
Cash Flows from Investing Activities:
Capital expenditures	(98,272)	(61,394)
Acquisition	(2,850)	(2,500)
Proceeds from divestiture	850	10,642
Proceeds from sale of property, plant and equipment	7,695	1,419
Other investments	(33,205)	—
Net cash used in investing activities	(125,782)	(51,833)
Cash Flows from Financing Activities:
Borrowings, net of repayments	(7,875)	(13,125)
Debt issuance costs	(1,118)	—
Share repurchases	(75,000)	—
Contingent consideration payments	(21,593)	—
Proceeds from employee stock programs	6,857	6,133
Other	(32)	8
Net cash used in financing activities	(98,761)	(6,984)
Effect of exchange rates on cash and cash equivalents	(4,398)	(824)
Net Change in Cash and Cash Equivalents	(35,494)	44,572
Cash and Cash Equivalents at Beginning of the Period	259,496	192,305
Cash and Cash Equivalents at End of Period	$224,002	$236,877

Free Cash Flow Reconciliation:
Cash provided by operating activities	$193,447	$104,213
Capital expenditures, net of proceeds from sale of property, plant and equipment	(90,577)	(59,975)
Free cash flow after restructuring and restructuring related costs	102,870	44,238
Restructuring and restructuring related costs	20,386	39,956
Tax benefit on restructuring and restructuring related costs	(4,241)	(8,353)
Free cash flow before restructuring and restructuring related costs	$119,015	$75,841

Reconciliation of Adjusted Measures for the Third Quarter of FY23 and FY22
(Data in thousands except per share data)
	Three Months Ended
	12/31/2022	1/1/2022
	(unaudited)
GAAP gross profit	$158,707	$138,565
Restructuring and restructuring related costs	1,798	3,226
Impairment of assets and PCS2 related charges	(122)	832
MDR and IVDR costs(1)	11	—
Adjusted gross profit	$160,394	$142,623

GAAP operating expenses	$115,428	$102,914
Deal amortization	(8,078)	(12,151)
Integration and transaction costs	(287)	(1,860)
MDR and IVDR costs(1)	(2,472)	(2,453)
Restructuring and restructuring related costs	(2,327)	(2,456)
Litigation-related charges	(757)	(138)
Impairment of assets and PCS2 related charges	(120)	(65)
Adjusted operating expenses	$101,387	$83,791

GAAP operating income	$43,279	$35,651
Deal amortization	8,078	12,151
Integration and transaction costs	287	1,860
Restructuring and restructuring related costs	4,125	5,682
Impairment of assets and PCS2 related charges	(2)	897
MDR and IVDR costs(1)	2,483	2,453
Litigation-related charges	757	138
Adjusted operating income	$59,007	$58,832

GAAP net income	$32,944	$23,232
Deal amortization	8,078	12,151
Integration and transaction costs	287	1,860
Restructuring and restructuring related costs	4,125	5,682
Impairment of assets and PCS2 related charges	(2)	897
MDR and IVDR costs(1)	2,483	2,453
Litigation-related charges	757	138
Tax impact associated with adjustments	(5,112)	(3,512)
Adjusted net income	$43,560	$42,901

GAAP net income per common share	$0.64	$0.45
Adjusted items after tax per common share assuming dilution	0.21	0.39
Adjusted net income per common share assuming dilution	$0.85	$0.84
(1)Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.

Reconciliation of Adjusted Measures for Year-to-Date FY23 and FY22
(Data in thousands except per share data)
	Nine Months Ended
	12/31/2022	1/1/2022
	(unaudited)
GAAP gross profit	$458,848	$369,191
Restructuring and restructuring related costs	5,935	14,738
Integration and transaction costs	—	5,295
Impairment of assets and PCS2 related charges	(470)	4,547
MDR and IVDR costs(1)	101	—
Adjusted gross profit	$464,414	$393,771

GAAP operating expenses	$338,070	$307,640
Deal amortization	(24,666)	(35,930)
Integration and transaction costs	425	(13,923)
MDR and IVDR costs(1)	(8,074)	(7,171)
Restructuring and restructuring related costs	(4,862)	(5,512)
Litigation-related charges	(1,151)	(1,221)
Impairment of assets and PCS2 related charges	(201)	(243)
Gains on divestiture	382	9,603
Adjusted operating expenses	$299,923	$253,243

GAAP operating income	$120,778	$61,551
Deal amortization	24,666	35,930
Integration and transaction costs	(425)	19,218
Restructuring and restructuring related costs	10,797	20,250
Impairment of assets and PCS2 related charges	(269)	4,790
MDR and IVDR costs(1)	8,175	7,171
Litigation-related charges	1,151	1,221
Gains on divestiture	(382)	(9,603)
Adjusted operating income	$164,491	$140,528

GAAP net income	$86,018	$33,634
Deal amortization	24,666	35,930
Integration and transaction costs	(425)	19,218
Restructuring and restructuring related costs	10,797	20,250
Impairment of assets and PCS2 related charges	(269)	4,790
MDR and IVDR costs(1)	8,175	7,171
Litigation-related charges	1,151	1,221
Gains on divestiture	(382)	(9,603)
Tax impact associated with adjustments	(13,262)	(13,578)
Adjusted net income	$116,469	$99,033

GAAP net income per common share	$1.67	$0.65
Adjusted items after tax per common share assuming dilution	0.59	1.28
Adjusted net income per common share assuming dilution	$2.26	$1.93
(1)Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.

Projected Fiscal 2023 GAAP and Organic Revenue Growth Rates
FY 2023
GAAP Revenue Growth	15 - 17%
Currency impact	3%
Organic Revenue Growth(1)	18 - 20%
(1) Reflects adjustments to Plasma revenue due to certain strategic exits within the liquid solution business that are projected to be less than 1%.